Exhibit 10.15

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (“Agreement”) is entered into this 27th day of December, 2005, between Harbor Point Re Limited (“Company”) and Pacific Investment Management Company LLC, a Delaware limited liability company (“Manager”), with reference to the following facts:

WHEREAS, the Company has an investment portfolio consisting of certain securities which, together with all additions, substitutions and changes, is referred to in this Agreement as the “Account;” and

WHEREAS, the Company desires to retain the Manager as its investment counsel and to grant to the Manager the authority to manage the Account and the Manager is agreeable to managing the Account, upon the terms and conditions hereinafter set forth,

NOW, THEREFORE, it is agreed as follows:

1.	Retention as Manager

The Company hereby retains the Manager to provide investment management services with respect to the Account’s assets described in Exhibit “A” attached hereto and those other assets which may from time to time be transferred to the Manager’s control upon the terms and conditions set forth herein, and the Manager hereby accepts the retention and agrees to provide such investment management services.

2.	Assets Transferred to the Account

The Company will determine what assets will be transferred to or from the Account from time to time. The Company shall notify the Manager, in writing, of its determinations in this regard.

3.	Management of Assets

The Manager shall manage all assets held in the Account. For this purpose, and subject only to the specific limitations made part of this Agreement from time to time, the Manager shall have full investment authority and discretion and may purchase, sell, generally deal in or exchange assets (including securities, shares of open-end investment companies and other property relating to the Account) for the Account as it shall determine; however, the Manager shall not act as custodian of the assets held in the Account.

Section I:

☒	Yes, futures and options authority has been granted in accordance with Appendix A, and Appendix A is hereby incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

or

☐	No, futures and options authority has not been granted,

Section II:

☐	Yes, In-Kind Securities will be transferred into the Account in accordance with Appendix B, and Appendix B is hereby incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

or

☒	No, the Account will be funded solely with cash.

Section III:

☐	Yes, authority to invest in PIMCO Funds has been granted in accordance with Appendix C, and Appendix C is hereby incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

or

☒	No, authority to invest in PIMCO Funds has not been granted.

The Manager further shall have authority to instruct the custodian to: (i) pay cash for securities and other property delivered to the custodian for the Account, (ii) deliver securities and other property against payment for such Account, and (iii) transfer assets and funds to such brokerage accounts as the Manager may designate for collateral or margin purposes. The Manager shall not have the authority to cause the Company to deliver securities and other property, or pay cash to the Manager other than payment of the management fee provided for in this Agreement.

The Company agrees that Manager shall be solely responsible for voting all proxies related to assets in the Account. The Manager shall maintain a record of how the Manager voted and such record shall be available to the Company upon its request. It is further understood that Manager need not and is not required to accept any direction concerning the voting of proxies from the Company. The right of Manager to vote proxies shall continue until the earlier of the termination of the Agreement or such time as the Company specifically revokes Manager’s authority to vote proxies and specifically reserves such right to the Company or to another.

4.	Investment Guidelines

The Company shall supply the Manager with such information as the Manager shall reasonably require concerning the Account’s tax position, liquidity requirements and other information useful in developing investment objectives. The investment guidelines agreed to by Manager and the Company as of the date of this Agreement are set forth on Exhibit “B” hereto. Manager is authorized on behalf of the Account to enter into agreements and execute any documents required to make investments pursuant to the investment guidelines attached as Exhibit B hereto, as such exhibit may be amended from time to time,

The guidelines may be changed by the written agreement of the parties. The Manager shall be entitled to rely upon oral and written clarifications, supplements and modifications to the investment guidelines from the Company. Reasonable interpretations of the investment guidelines made in good faith by the Manager shall be binding upon the parties. The Manager shall use its best efforts in managing the Account to attain such objectives. The Company understands and agrees that the Manager does not guarantee or represent that any investment objectives will be achieved.

If the custodian enters into securities lending transactions on behalf of the Company, the Company or the custodian shall be responsible for ensuring that the securities or other assets in the Account are available for sale at all times. The Company or the custodian shall be liable for any loss resulting from the sale by the Manager of a security that is not available in the Account for settlement as a result of such securities lending transactions. Subject to the Manager’s applicable standard of care as set forth in Section 16 of this Agreement, to the extent that the Manager initiates any securities lending transactions, the Manager shall be responsible for ensuring that the securities involved in such transactions are available to settle any trades initiated by the Manager.

The Company represents and warrants that it is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and will promptly notify the Manager if it ceases to be a QIB.

5.	Title and use of Custodian Bank

Title to all investments shall be held in the name of the Company, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Account’s custodian bank, or its nominee, which bank shall be selected by the Company. Neither the Manager nor any parent, subsidiary or related firm shall take custody or possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Account’s investments, or otherwise act as custodian of such investments, All cash and the indicia of ownership of all other investments shall be held by the Account’s custodian bank. The Manager shall not be liable for any act or omission of such custodian bank.

The Company shall instruct the Account’s custodian bank to (a) periodically advise the Manager as to the amount of cash or cash equivalents available for investment in the Account; (b) carry out all investment transactions as may be directed, in writing, by the Manager; and (c) confirm all completed transactions, in writing, to the Manager.

The custodian bank shall collect the interest and dividends on the Account’s investments in its custody and the Manager shall have no responsibility in this regard,

6.	Use of Securities Broker

Neither the Manager nor any parent, subsidiary or affiliated firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Account, provided that, subject to applicable legal and regulatory restrictions, this limitation shall not prevent the Manager from utilizing the services of a securities broker which is a parent or subsidiary provided such broker provides best execution. Unless otherwise directed by the Company in writing, the Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

The Manager shall not be liable for any act or omission of any securities brokerage firm or firms designated by the Company or chosen with reasonable care.

The Manager shall maintain a log of all transactions placed through all securities brokerage firms, including the name of the firm, a description of each transaction (including the amount and the securities involved), the date of each transaction, and the amount of fees or commissions paid.

7.	Access to Records and Documents

All records and documents relating to the Account’s investments directed by the Manager shall be made available for inspection or audit by the Company or by a qualified public accountant acting on its behalf, at the Manager’s business offices at any time during normal business hours upon reasonable prior notice.

8.	Reports by Manager

The Manager shall make such written quarterly and annual reports concerning its investment management activities as may be requested by the Company.

9.	Attendance at Meetings

A representative of the Manager shall personally meet with the Company’s representatives to explain the investment management activities, and any reports related thereto, as may reasonably be requested by the Company.

10.	Aggregation of Orders

Provided the investment objectives of the Account are adhered to, the Company agrees that the Manager may aggregate sales and purchase orders of securities, commodities and other investments held in the Account with similar orders being made simultaneously for other accounts managed by the Manager or with accounts of the affiliates of Manager, if in the Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Account taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Account by the Manager represents the Manager’s evaluation that the Account is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

11.	Unrelated Transactions

The Manager shall devote such part of its time as is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for its own or their own accounts. The Company acknowledges that the Manager and its officers, affiliates and employees, and the Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law, the Manager shall have no obligation to acquire for the Account a position in any investment which the Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Manager, it is not feasible or desirable to acquire a position in such investment for the Account.

12.	Fees

For the services specified in this Agreement, the Company agrees to pay fees as set forth in Exhibit “C” hereto and made a part hereof, for each calendar quarter during the term hereof commencing on January 3, 2006, 2005, and continuing thereafter for each such calendar quarter based on a statement for such fees submitted to the Company, and the Company agrees to remit payment promptly.

The Company acknowledges and agrees that, for performance analysis purposes, the performance inception date of this Account is January 31, 2006, 2005.

13.	Assignment

In accordance with Sections 205(a)(2) and 205(a)(3) of the Investment Advisers Act of 1940, no assignment of this Agreement shall be made by the Manager without the consent of the Company.

The Manager may delegate portfolio management duties to its affiliates and may share such information as necessary to accomplish these purposes. In all cases, the Manager shall remain liable as if such services were provided directly. No additional fees shall be imposed for such services except as otherwise agreed.

14.	Notices

Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

Harbor Point Re Limited
If to the Company:	The Belvedere Building
69 Pitts Bay Road, Pembroke HM 08
Hamilton, Bermuda
Fax:441-296-1827
Attention: Mr, John Berger

Pacific Investment Management Company LLC
If to the Manager:	840 Newport Center Drive
Newport Beach, CA 92660
Fax: 949-720-1376
Attention: Chief Legal Officer
cc: Scott Millimet

15.	Term

This Agreement shall be effective as of the date hereof, and shall continue on a month-to-month basis thereafter until terminated. Either party may terminate this Agreement at the end of a particular month by giving thirty (30) days’ advance notice to the other party. Notwithstanding the foregoing, the Company may terminate the authority of the Manager to manage the Account at any time, such termination to be effective as of the effective date of notice thereof to the Manager, but the Manager shall be entitled to the fees payable hereunder for thirty (30) days thereafter.

16.	Liability

The Manager shall not be liable to the Company for the acts or omissions of any other fiduciary or other person respecting the Account. The Manager shall not be liable to the Company for any losses or damages of the Company except those resulting from the gross negligence, willful misconduct or intentional misfeasance of the Manager. Nothing in this Agreement shall in anyway constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law. Without limiting the generality of the foregoing, the Manager will not be liable for any indirect, special, incidental or consequential damages.

The Manager is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Company by any one or more of those persons designated as representatives of the Company whose names, titles and specimen signatures appear in Exhibit “D” attached hereto. The Company may amend such Exhibit D from time to time by written notice to the Manager. The Manager shall continue to rely upon these instructions until notified by the Company to the contrary.

The Manager shall not be deemed to have breached this agreement or the investment guidelines in connection with fluctuations arising from market movements and other events outside the control of the Manager.

17.	Confidential Information

The Manager shall maintain the strictest confidence regarding the business affairs of the Account. Written reports furnished by the Manager to the Company shall be treated by the Company and the Manager as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.

18.	Representations and Agreements of the Company

The Company represents to the Manager that the Company has all necessary power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby, and such execution, delivery and performance will not violate any applicable law, rule, regulation, governing document (e.g., Certificate of Incorporation or Bylaws), contract or other material agreement binding upon the Company. If Appendix A and/or Appendix B are applicable, the Company makes the acknowledgments, representations and warranties as are set forth therein.

The Company represents that the assets of the Account do not constitute assets of (a) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to Title I of ERISA; (b) a plan described in Section 4975(e)(l) of the Internal Revenue Code; or, (c) an entity whose underlying assets are assets of a plan described in (a) or (b) by reason of such plan’s investment in the entity.

19.	Delivery of Part II of Form ADV

Concurrently with the execution of this Agreement, the Manager is delivering to the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Company acknowledges receipt of such copy.

20.	Special Termination Rights

Notwithstanding anything in Section 15 to the contrary, the Company may terminate this Agreement without penalty within five (5) business days of its execution of this Agreement by giving written notice to such effect to the Manager within such five (5) business day period.

21.	Miscellaneous

The Company agrees that it shall promptly notify the Manager (i) of any changes regarding the information about itself in this Agreement, or (ii) if any of the Company’s representations or warranties in Section 18 hereof are no longer true or completely accurate.

This Agreement may be amended at any time but only by the mutual agreement of the parties, in writing.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

This Agreement constitutes the entire agreement between the parties and supersedes in their entirety all prior agreements between the parties relating to the subject matter hereof.

This Agreement shall be executed in two counterparts, each of which shall be considered to be an original.

EXECUTED on the date first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ James F. Muzzy
Name: Title:	James F. Muzzy Managing Director

HARBOR POINT RE LIMITED

By:	/s/ John Berger
Name:	John Berger
Title:	President